NEWS

For Immediate Release

Editorial Contact:
Ronda Grech
Vitesse
+1.805.388.3700
pressrelations@vitesse.com

Vitesse Names Robert A. Lundy as Independent Director

CAMARILLO, Calif. — May 6, 2008 — Vitesse Semiconductor Corporation (Pink Sheets: VTSS) today announced that its Board of Directors has elected Robert A. Lundy, president and chief executive officer of Glimmerglass, as an independent director. Mr. Lundy will serve on the Compensation and Corporate Governance committees of the Board.

“Vitesse will benefit from Robert’s executive leadership experience, comprehensive understanding of the venture community, and technical expertise regarding optical communications and enterprise data centers, two of our core markets,” said Chris Gardner, chief executive officer of Vitesse. “Adding Robert expands the depth and breadth of the Board consistent with the steps the Company is taking to both reconstitute its Board of Directors and to implement strategic changes positioning Vitesse to deliver long-term shareholder value.”

Mr. Lundy is the president and CEO of Glimmerglass, a high-technology company that provides dynamic wavelength management solutions for optical networking that support land-based and undersea telecommunications systems, data centers, peering exchanges, and government and video networks. Mr. Lundy has been with Glimmerglass for four years, during which time he has substantially re-defined the business direction to measurably increase the Company’s revenue and grow its market share.

Mr. Lundy’s executive career includes large enterprises and early stage ventures, both in systems and software, with a particular emphasis in wireless and optical communications. He has been the founder and CEO of several early stage ventures, including Wavetrace, Xtera, and Opthos. His career also spans executive positions at IBM, ROLM, and HP. Mr. Lundy was the director and general manager of the first wireless business unit at IBM where he pioneered PCradio and data over cellular. Mr. Lundy holds a bachelor’s degree from the U.S. Military Academy at West Point, a master’s degree in electrical engineering and a master’s degree in business administration from Stanford University. He is also a graduate of the U.S. Army Command and General Staff College.

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for Carrier and Enterprise Ethernet networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Fibre Channel, Optical Transport, and other applications. Vitesse innovation empowers customers to

Vitesse Names Robert A. Lundy as Independent Director

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deliver superior products for Enterprise, Access, Metro, and Core applications. Additional company and product information is available at www.vitesse.com.

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Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

Safe Harbor

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by Vitesse with the Securities and Exchange Commission and include the fact that we have disclosed that you should not rely upon our published financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance, including, but not limited to, the risks that the recently announced proposed settlement of certain lawsuits against the Company will not be completed or approved by the court, that any court approval will be successfully reversed on appeal, or that the settlement agreement is terminated or cancelled under its terms. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.